                                                                EXHIBIT 10(d)(7)

                                   K2, INC.

                Executive Officers' Incentive Compensation Plan



1.   Purpose of the Plan.

     The Executive Officers' Incentive Compensation Plan (the "Plan") is intended to allow executive officers of K2, Inc. (the "Company") who materially contribute to the success of the Company to share in that success. The Plan is designed so that the rewards earned by an individual are commensurate with that individual's contribution to the Company's success.


2.   Definitions.

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Committee" means the Compensation Committee of the Board of Directors.

     (c)  "Company" means K2, Inc. or any successor.

     (d) "Executive Officer" means any person who is a regular full-time employee of the Company or any of its Subsidiaries, and an executive officer of the Company.

     (e) "Incentive Award" means an award earned by a Participant in the Plan on the basis of Company and individual performance.

     (f) "Incentive Compensation Income" means the consolidated net income of the Company as shown in the annual report but before (1) extraordinary items (as that term is used in generally accepted accounting principles), (2) incentive compensation awarded under this Plan, and
          (3) provision for state and federal income taxes.

     (g) "Incentive Compensation Pool" means the amount of incentive compensation available to be paid as Incentive Awards.

     (h) "Net Worth" means the average annual consolidated shareholders' equity in the year for which performance is being measured, calculated by dividing by 13 the sum of the consolidated shareholders' equity at the beginning of the year and the 12 subsequent month-end balances of such equity.

     (i) "Participant" means with respect to any year an Executive Officer selected by the Committee to receive an Incentive Award under this Plan.

     (j) "Performance Criteria" means the performance measures selected by the Committee for use in determining the amount of incentive compensation to be allocated from the Incentive Compensation Pool to Executive Officers eligible for participation in the Plan.

     (k) "Plan" means this Executive Officers' Incentive Compensation Plan as set forth herein and as amended from time to time.

     (l) "Return on Equity (ROE)" is defined as Incentive Compensation Income divided by Net Worth.

     (m)  "Subsidiary" means any consolidated subsidiary of K2, Inc.


3.   Administration.

     (a)  The Plan shall be administered by the members of the Committee.

     (b) The Committee shall have full and final authority to administer the Plan on behalf of the Company. This authority includes, but is not limited to, the following:

          (i)    Determination of eligibility for Incentive Awards

          (ii)   Allocation of Incentive Awards from the Incentive Compensation
                 Pool

          (iii) Direction of the Company to make the accruals and payments provided for by the Plan

          (iv)   Interpretation of the Plan

     (c) All Committee interpretations, determinations and actions shall be made in its sole and absolute discretion, and will be final, conclusive and binding on all parties.

4.   Eligibility.

     Awards will be granted to Executive Officers taking into account their responsibilities, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purpose of the Plan.


5.   Incentive Awards.

     (a) Prior to the commencement of each new year, or as soon as practicable thereafter, the Committee will:

          (i) Determine the specific Performance Criteria relevant to the Company's overall business objectives.

          (ii) Prescribe the minimum level of Incentive Compensation Income to be achieved before an Incentive Compensation Pool will accrue, and the rate at which the Incentive Compensation Pool will accrue.

     (b)  At or about the end of each year the Committee will:

          (i) Calculate the total Incentive Compensation Pool available for Incentive Awards based on the specified percentages of Incentive Compensation Income in excess of the threshold levels of ROE that were prescribed pursuant to Section 5(a)(ii).

          (ii) Allocate the Incentive Compensation Pool to Participants on the basis of the Committee's assessment of each Participant's relative contributions to the Company's results, taking into account such criteria (including the specific Performance Criteria determined pursuant to Section 5(a)(i)) as the Committee determines to be appropriate. Incentive Awards will be paid pursuant to Section 6 herein.

     (c) In the event any Executive Officer's continuous employment with the the Company or any Subsidiary terminates for any reason, the Committee shall decide in its sole and absolute discretion what amounts, if any, under the Plan may be awarded to the Executive Officer for the year in which his employment terminates.

     (d) If, during the year, the Committee believes that any matter determined or prescribed pursuant to Section 5(a) is no longer suitable or appropriate owning to a change or changes in the Company's business, operations, corporate structure, capital structure or other conditions that the Committee deems to be material, the Committee may modify such determination or other matter as it considers appropriate and equitable.


6.   Payment of Awards.

     Awards shall be paid no lAter than March 14 of the year following the year in which the Incentive Compensation Pool was accrued.


7.   Mergers, Acquisitions and Other Events.

     On dissolution or liquidation of the Company, or on a reorganization, merger or consolidation of the Company with one or more companies as a result of which the Company is not the surviving company, or on the sale of all or substantially all of the assets of the Company, or in the event of a Change in Control, all then unpaid instalments of Incentive Awards will become immediately payable.

     For purposes of this Section 7, a Change in Control shall be deemed to have occurred if:

     (a) An event that would be required to be reported in response to Item 6(a) of Schedule 14A of Regulation 14a promulgated under the Securities Exchange Act of 1934, as in effect on the date the Plan is adopted, occurs; or

     (b) Any person (other than any person who as of the date of adoption of the Plan) or group of persons acting in concert becomes the beneficial owner of 20% or more of the Company's outstanding voting securities or securities convertible into such amount of voting securities; or

     (c) Within two years after a tender offer or exchange offer, or as the result of a merger, consolidation, sale of substantially all of the Company's assets or a contested election of the Board of Directors, or any combination of such transactions, the persons who are directors of the Company prior to the transaction do not constitute a majority of the Board of Directors of the Company or its successor;

     provided, however, that no such event shall be deemed to constitute a Change in Control if, but only if, two-thirds of the Prior Directors of the Company and the Successor Directors, if any, voting together, within 5 days after such Prior

     Directors receive notice of such event, adopt a resolution stating that such event, for purposes of the Plan, shall not be deemed to constitute a Change in Control. For purposes of this Agreement, Prior Directors are those directors of the Company in office immediately prior to such event, and Successor Directors are successors to Prior Directors who were recommended to succeed Prior Directors by a majority of the Prior Directors then in office.


8.   Agreement by Participant Regarding Withholding Taxes.

     The Company shall deduct any federal, state and local taxes that are required by law to be withheld in connection with any Incentive Award. Alternatively, if the Committee shall so require, as a condition for receiving an Incentive Award, the Participant will pay to the Company or make arrangements satisfactory to the Committee to pay any such taxes. Such payment will be made no later than the date of receipt of any award granted hereunder.


9.   Amendment and Termination of the Plan.

     The Board of Directors of the Company at any time and from time to time may suspend, terminate, modify or amend, in whole or in part, any or all provisions of the Plan. However, no suspension, amendment, modification or termination may, without the person's consent, apply to the award made to any Participant prior to the effective date of such suspension, amendment, modification or termination.


10.  General Provisions.

     (a) Nothing in this Plan or in any Incentive Award granted pursuant hereto shall confer on an individual any right to continue in the employ of the company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary to terminate any employment.

     (b)  The Plan shall take effect on its adoption by the Board.

     (c) Incentive Awards granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and may be realized during the lifetime of the Participant only by the Participant or by his guardian or legal representative.

     (d) The section and subsection headings are for convenience only and shall not affect the construction hereof.